Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 8, 2024

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports First Quarter 2024 Financial Results

Omaha, Nebraska – On May 8, 2024, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended March 31, 2024.

Financial Highlights

The Partnership reported the following results as of and for the three months ended March 31, 2024:

•
Net income of $0.42 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.23 per BUC
•
Total assets of $1.45 billion

In March 2024, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a quarterly distribution to the Partnership's BUC holders of $0.44 per BUC. The distribution consisted of a regular quarterly cash distribution of $0.37 per BUC and a supplemental distribution payable in the form of additional BUCs equal in value to $0.07 per BUC. The supplemental distribution of additional BUCs was paid at a ratio of 0.00417 BUCs for each issued and outstanding BUC as of the record date. The distribution was paid on April 30, 2024, to BUC holders of record as of the close of trading on March 28, 2024.

Management Remarks

“We are pleased by the strong performance of our investment portfolio during the first quarter,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “We continue to focus on deploying capital and raising additional lower-cost capital to take advantage of the significant investment opportunities that we see in the current market. We expect that these opportunities will provide attractive returns for our unitholders.”

Recent Investment and Financing Activity

The Partnership reported the following updates for the first quarter of 2024:

•
Advanced funds on Mortgage Revenue Bond (“MRB”) and taxable MRB investments totaling $27.3 million.
•
Advanced funds on Governmental Issuer Loan (“GIL”) and property loan investments totaling $9.1 million.
•
Advanced funds to joint venture equity investments totaling $7.0 million.
•
Received redemption proceeds for various MRB, GIL, property loan and taxable GIL investments totaling $117.8 million, of which $98.3 million was used to paydown the Partnership’s related debt financing.
•
Issued Series B Preferred Units with a stated value of $17.5 million in exchange for previously issued Series A Preferred Units.
•
Issued Series B Preferred Units to a new investor for gross proceeds of $5.0 million.
•
Issued additional BUCs under the Partnership’s “at-the-market” program for gross proceeds of $1.1 million.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of March 31, 2024.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of recently volatile market interest rates. The Partnership received net payments under its interest rate swap portfolio of approximately $1.7 million during the three months and year ended March 31, 2024.
•
Two joint venture equity investment properties have stabilized operations and three additional properties have begun leasing activities as of March 31, 2024. Seven of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Wednesday, May 8, 2024 at 4:30 p.m. Eastern Time to discuss the Partnership’s First Quarter 2024 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=jLYg8mcU

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and the Israel-Hamas war) on business operations, employment, and financial conditions; current financial conditions within the banking industry, including the effects of recent failures of financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2024		2023
Revenues:
Investment income	$19,272,345		$19,302,685
Other interest income	3,003,838		4,409,665
Property revenues	-		1,225,620
Other income	94,471		-
Total revenues	22,370,654		24,937,970
Expenses:
Real estate operating (exclusive of items shown below)	-		602,253
Provision for credit losses (Note 10)	(806,000)		(545,000)
Depreciation and amortization	5,967		404,981
Interest expense	13,803,935		16,688,362
Net result from derivative transactions (Note 15)	(6,267,664)		1,283,136
General and administrative	4,930,388		5,072,587
Total expenses	11,666,626		23,506,319
Other Income:
Gain on sale of investments in unconsolidated entities	50,000		15,366,929
Earnings (losses) from investments in unconsolidated entities	(106,845)		-
Income before income taxes	10,647,183		16,798,580
Income tax expense (benefit)	(1,198)		7,358
Net income	10,648,381		16,791,222
Redeemable Preferred Unit distributions and accretion	(767,241)		(746,650)
Net income available to Partners	$9,881,140		$16,044,572

Net income available to Partners allocated to:
General Partner	$98,311		$2,479,058
Limited Partners - BUCs	9,725,097		13,490,834
Limited Partners - Restricted units	57,732		74,680
	$9,881,140		$16,044,572
BUC holders' interest in net income per BUC, basic and diluted	$0.42	*	$0.59	**
Weighted average number of BUCs outstanding, basic	23,000,754	*	22,924,081	**
Weighted average number of BUCs outstanding, diluted	23,000,754	*	22,924,081	**

* On April 30, 2024, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00417 BUCs for each BUC outstanding as of March 28, 2024 (the “First Quarter 2024 BUCs Distribution”). The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the First Quarter 2024 BUCs Distribution on a retroactive basis.

** On July 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023 (the “Second Quarter 2023 BUCs Distribution”). On October 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023 (the “Third Quarter 2023 BUCs Distribution”). On January 31, 2024, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.00415 BUCs for each BUC outstanding as of December 29, 2023 (the “Fourth Quarter 2023 BUCs Distribution”, collectively with the Second Quarter 2023 BUCs Distribution, the Third Quarter 2023 BUCs Distribution, and the First Quarter 2024 BUCs Distribution, the “BUCs Distributions”). The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that Cash Available for Distribution (“CAD”) provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income (see Note 22 to the Partnership’s condensed consolidated financial statements) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2024 and 2023 (all per BUC amounts are presented giving effect to the BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended March 31,
	2024	2023
Net income	$10,648,381	$16,791,222
Unrealized (gains) losses on derivatives, net	(4,604,215)	3,435,967
Depreciation and amortization expense	5,967	404,981
Provision for credit losses (1)	(806,000)	(545,000)
Amortization of deferred financing costs	367,418	1,005,767
Restricted unit compensation expense	332,321	349,959
Deferred income taxes	2,998	(982)
Redeemable Preferred Unit distributions and accretion	(767,241)	(746,650)
Tier 2 Income allocable to the General Partner (2)	-	(2,415,221)
Recovery of prior credit loss (3)	(17,155)	(16,967)
Bond premium, discount and acquisition fee amortization, net of cash received	(40,475)	(47,181)
(Earnings) losses from investments in unconsolidated entities	106,845	-
Total CAD	$5,228,844	$18,215,895

Weighted average number of BUCs outstanding, basic	23,000,754	22,924,081
Net income per BUC, basic	$0.42	$0.59
Total CAD per BUC, basic	$0.23	$0.79
Cash Distributions declared, per BUC	$0.368	$0.364
BUCs Distributions declared, per BUC (4)	$0.07	$-

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date.
(2)
As described in Note 22 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner.
(3)
For the three months ended March 31, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.
(4)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.
(5)
The Partnership declared the First Quarter 2024 BUCs Distribution payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record date of March 28, 2024.